UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

Angstron Holdings Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-1380412	20-5308449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Boulevard, Suite 888,
Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 683-9120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Directors

On January 21, 2015, in accordance with Section 78.315 and Section 78.140 of the Nevada Revised Statutes, the Board of Directors (the “Board”) of Angstron Holdings Corporation, a Nevada corporation (the “Company”), determined it to be in the best interest of the Company to provide compensation to each member of the Board in exchange for their services to the Company. The Company entered into a Director Agreement with each member of the Board (collectively, the “Director Agreements”) in consideration of $20,000 per annum and the mutual responsibilities and obligations described therein.

The foregoing text of this Item 5.02 is qualified in its entirety by the Director Agreements, attached hereto as Exhibit 10.1, 10.2 and 10.3. The terms of the Director Agreements are incorporated by reference herein.

Item 9.01 Exhibits

The following exhibit is furnished as part of this Form 8-K:

Exhibit 10.1

Director Agreement with Dr. Yung Yeung, dated January 21, 2015.

Exhibit 10.2

Director Agreement with Jianguo Xu, dated January 21, 2015.

Exhibit 10.3

Director Agreement with Dr. Yunfeng Lu, dated January 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angstron Holdings Corporation

Date: January 23, 2015	By:	/s/ Jianguo Xu
Jianguo Xu President, Chief Executive Officer and Treasurer

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